Exhibit 10.1
INVESTMENT ADVISORY AGREEMENT
AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT (this
“Agreement”), dated as of August 10, 2026, by and between Carlyle Private Equity Partners Fund, L.P., a
Delaware limited partnership (the “Fund”), and Carlyle Investment Management L.L.C., a Delaware
limited liability company (the “Investment Advisor”).
WHEREAS, the Fund desires that the Investment Advisor provide management services, including sourcing, investigating, structuring and negotiating potential investments, managing the
Portfolio Companies post-acquisition, monitoring and evaluating Investments and advising the Fund with respect to disposition opportunities, and the Investment Advisor desires to render such services to the
Fund in consideration of a management fee and other compensation as hereinafter specified;
WHEREAS, the engagement of the Investment Advisor by the Fund is authorized by the
Amended and Restated Limited Partnership Agreement of the Fund (as amended and/or restated from time to time, the “Partnership Agreement”);
WHEREAS, the Fund and the Investment Advisor entered into the Investment Advisory
Agreement, dated as of October 1, 2025 (the “Existing Advisory Agreement”); and
WHEREAS, the parties desire to enter into this Agreement to amend certain provisions of the Existing Advisory Agreement as more fully set forth herein in accordance with Section 7(a) of the
Existing Advisory Agreement.
NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:
1.Defined Terms. The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Section 1 or, if not so specified, shall have the meanings specified in the Partnership Agreement.
“Break-Up Fees” shall mean break-up, topping, termination and other similar fees payable in connection with unconsummated transactions by the Fund, net of out-of-pocket expenses incurred by the General Partner or its Affiliates in connection with the transactions out of which such fees arose, including any value-added, sales or similar taxes applicable to such fees.
“Carlyle Broker Dealer” shall mean an Affiliate of the General Partner that (i) is a U.S.
regulated broker dealer or a non-U.S. equivalent thereof or (ii) otherwise conducts a financial services, investment banking, loan origination, structuring, placement, advisory or other similar business, including acting as a broker, dealer, distributor, financial advisor, syndicator, arranger, servicer, underwriter or originator of securities or loans.
“Directors’ Fees” shall mean cash and non-cash directors’ fees, including warrants, options, derivatives and other rights in respect of securities owned by the Fund, but for the avoidance of doubt, not including any stock options or other compensation granted or paid by
Portfolio Companies to employees of Carlyle who serve in a bona fide, non-director management capacity at any such Portfolio Company.
“Expense Support” shall have the meaning specified in Section 4(a) hereof.

“Management Fee” shall have the meaning specified in Section 3 hereof.
“Other Fees” shall mean cash and non-cash commitment, monitoring, organizational, set-
up, advisory, investment banking, underwriting, syndication fees or other similar fees in connection with the purchase, monitoring or disposition of Investments by the Fund, including warrants, options, derivatives and other rights in respect of securities owned by the Fund
(excluding amounts (i) received by a Carlyle Broker Dealer, (ii) received from co-investors
(including co-investors of any Other Carlyle Account), (iii) received by Carlyle operating executives, senior advisors and similar consultants, (iv) received by members of the Global
Portfolio Solutions team or by Carlyle in respect of the services thereof and (v) that are eligible to be treated as Fund Expenses), net of out-of-pocket expenses incurred by the General Partner or its
Affiliates in connection with the transactions out of which such fees arose, including any value-
added, sales or similar taxes applicable to such fees. For the avoidance of doubt, Other Fees shall not include (i) any stock options or other compensation granted or paid by Portfolio Companies to employees of Carlyle who serve in a bona fide, non-director management capacity at any such
Portfolio Company or (ii) any fees and/or carried interest earned by Carlyle in connection with secondary investments in Other Carlyle Accounts. For these purposes, a new commitment to a continuation vehicle sponsored by Carlyle shall be considered a secondary investment.
“Reduction Amount” shall have the meaning specified in Section 3(b) hereof.
“Specified Expenses” shall mean all expenses incurred in the business of the Fund, including Organizational and Offering Expenses and Fund Expenses, with the exception of (i) the
Management Fee, (ii) the Incentive Allocation, (iii) the Servicing Fee, (iv) Portfolio Company or
joint venture level expenses, (v) brokerage costs or other investment-related out-of-pocket expenses, including with respect to unconsummated transactions, (vi) dividend/interest payments
(including any dividend payments, interest expenses, commitment fees, or other expenses related to any leverage incurred by the Fund), (vii) taxes, (viii) ordinary corporate operating expenses,
(ix) certain insurance costs and (x) extraordinary expenses (as determined in the sole discretion of the Investment Advisor).
2.Provision of Services by the Investment Advisor.
(a) The Investment Advisor shall (i) endeavor to source and recommend to the Fund investment opportunities consistent with the purposes of the Fund, (ii) monitor and evaluate
Investments and (iii) provide such other services related thereto as the General Partner may reasonably request.
(b)The Investment Advisor shall maintain a staff trained and experienced in the business of identifying and structuring transactions contemplated by the Partnership Agreement.
Services to be rendered by the Investment Advisor in connection with the Fund’s investment program shall include:
(i)analysis and investigation of potential Portfolio Companies, including their products, services, markets, management, financial situation, competitive position, market ranking and prospects for future performance and analyzing other Investments, including primary and secondary investments in funds (including in Other Carlyle Accounts);
(ii)analysis and investigation of potential dispositions of Investments, including identification of potential acquirers and evaluation of offers made by such potential acquirers;

(iii)structuring of acquisitions of Investments, including through any
Intermediate Entity or Lower Fund;
(iv)identification of bank and institutional sources of financing, arrangement of appropriate introductions and marketing of financing proposals;
(v)supervision of the preparation and review of all documents required in connection with the acquisition, disposition or financing of each Investment;
(vi)monitoring the performance of Portfolio Companies and, where appropriate, providing advice to the management of the Portfolio Companies at the policy level during the life of an Investment;
(vii)arranging and coordinating the services of other professionals and consultants, including Carlyle;
(viii)performing all such functions as, in the opinion of the General Partner and notified to the Investment Advisor, constitute the risk management functions in respect of the
Fund, including establishing adequate risk management systems relevant to the investment policy of the Fund, including, in each case as applicable, in respect of: market risks, credit risks, liquidity risks, counterparty risks, operational risks, macro-economic and political risks that may affect the Fund, concentration and leverage risks, valuation risks, and currency and foreign exchange risks; and
(ix)providing the Fund with such other services as the General Partner may, from time to time, appoint the Investment Advisor to be responsible for and perform.
(c)Notwithstanding the services provided by the Investment Advisor, the Investment
Advisor shall not be authorized to manage the affairs of, act in the name of, or bind the Fund. The management, policies and operations of the Fund shall be the responsibility of the General Partner acting pursuant to and in accordance with the Partnership Agreement, and all decisions relating to
Fund matters, including, without limitation, the acquisition, management and disposition of
Investments, shall be made by the General Partner acting pursuant to and in accordance with the
Partnership Agreement.
(d)The General Partner, on behalf of the Fund, shall appoint the Investment Advisor to be responsible for and perform all functions as, in the General Partner’s reasonable discretion, constitute such functions or responsibilities (if any) as the General Partner determines are appropriate to be carried out by the Investment Advisor, in each case, in substitution for, and to the exclusion of, the General Partner. The General Partner will monitor the Investment Advisor’s performance of such functions. For the avoidance of doubt, the Investment Advisor shall be permitted to engage one or more Affiliates to serve as a sub-advisor.
3.Management Fee and Other Fees. In consideration of the Investment Advisor’s services hereunder and pursuant to Section 6.2 of the Partnership Agreement, the Fund (directly or indirectly through an Intermediate Entity (including the Lower Funds)) shall pay to the Investment
Advisor a management fee with respect to each Class (the “Management Fee”), calculated in the manner set forth below:

(a)The Management Fee shall be calculated and paid monthly by the Fund (directly or indirectly through an Intermediate Entity (including the Lower Funds)) in arrears on the last
Business Day of each calendar month and shall, with respect to each Class, be equal to 1.25% of the
Net Asset Value attributable to such Class per annum. The Management Fee shall be payable by the
Fund before giving effect to any accruals for the Management Fee, the Incentive Allocation, the
Servicing Fee, pending Unit redemptions for the month and any distributions and without taking into account accrued and unpaid taxes (whether paid, payable accrued or otherwise) of any Intermediate
Entity (including Corporations) through which the Fund indirectly invests in an Investment or taxes paid by any such Intermediate Entity during the applicable month, as determined in the good faith judgment of the General Partner; provided that (i) with respect to Anchor Units, the Management Fee shall be waived for the first twelve (12) months following the Initial Closing Date and shall be equal to 0.75% per annum of the month-end Net Asset Value attributable to the Anchor Units for twenty four (24) months thereafter and (ii) with respect to Early Investor Units, the Management Fee shall be equal to 0.75% per annum of the month-end Net Asset Value attributable to the Early Investor Units for the first thirty six (36) months following the Initial Closing Date. Class R Units and Carlyle Units
do not pay a Management Fee. The Investment Advisor may elect to receive the Management Fee in cash, Class C Units and/or shares, units or interests of the Lower Funds.
(b)Any Other Fees, Break-Up Fees and Directors’ Fees earned by the Investment
Advisor or its Affiliates shall be paid directly or indirectly to the Investment Advisor or such
Affiliates, and the Fund recognizes and consents that the Investment Advisor and its Affiliates may receive such Other Fees, Break-Up Fees and Directors’ Fees, and the Management Fee shall not be affected thereby except as expressly set forth in this Section 3(b). The aggregate Management Fee paid by the Fund in any Fiscal Year (in addition to any Management Fee reduction pursuant to
Section 4.1(b)(i) of the Partnership Agreement) shall be reduced (but not below zero) by an amount
(the “Reduction Amount”) equal to the sum of (i) 100% of the Fund’s share of any Break-Up Fees received by the Investment Advisor or its Affiliates in such Fiscal Year up to the amount of Broken
Deal Expenses previously borne by the Shareholders that have not previously been applied to this clause; (ii) 100% of the Fund’s share of any remaining Break-Up Fees received by the Investment
Advisor or its Affiliates in such Fiscal Year that have not previously been applied to this Section 3(b);
(iii) 100% of the Fund’s share of all Directors’ Fees received by the Investment Advisor and its
Affiliates in such Fiscal Year; and (iv) 100% of the Fund’s share of all Other Fees received by the
Investment Advisor or its Affiliates in such Fiscal Year; provided that the Reduction Amount shall be decreased by Fund Expenses and the Fund’s share (pro rata with any Parallel Funds) of Broken Deal
Expenses that the General Partner or its Affiliates had elected to bear; provided, further, that the
Reduction Amount shall not include any amounts received with respect to Approved Warehoused
Investments prior to the time such Approved Warehoused Investments are acquired by the Fund; and
provided, further, that if the Fund acquires an Investment in an Other Carlyle Account, the Reduction
Amount with respect to such Investment will be determined pursuant to the terms of such Other
Carlyle Account and there will not be any further reduction at the Fund level with respect to such
Investment. References in this Section 3(b) to the “Fund’s share” shall mean the proportional amount represented by the aggregate amount of capital funded (or, in the case of Break-Up Fees, proposed to be funded) by the Fund, in respect of the Investment to which such fees relate, divided by the aggregate amount of capital funded (or, in the case of Break-Up Fees, proposed to be funded) in respect of such Investment (I) by the Fund, the Lower Funds, any Parallel Funds and Other Carlyle
Accounts and (II) by any third party that invested (or, in the case of Break-Up Fees, proposed to be invested) in the same or substantially similar securities as those in which the Fund and any Parallel
Funds invested (or proposed to invest) and did not receive a fee in connection therewith, whether or not such third party acquired or acquires such securities in connection with the same transaction in which the Fund invested. The Investment Advisor or its Affiliates may seek to have Broken Deal
Expenses and Fund Expenses borne by the General Partner or its Affiliates reimbursed by third parties, and in the event of such reimbursement, such Broken Deal Expenses and Fund Expenses shall not be offset against Other Fees, Break-Up Fees or Directors’ Fees before such Other Fees, Break-Up
Fees or Directors’ Fees, as applicable, reduce the Management Fee. For purposes of this Section 3(b), the Fund’s share of Other Fees, Break-Up Fees or Directors’ Fees shall be allocated among Classes pro rata based on their respective Net Asset Values as of the end of the month in which such amounts are received, and will not include any amounts allocable to other holders of shares, units and interests in the Lower Fund which holds such Portfolio Company.
(c)The Reduction Amounts in respect of fees received by the Investment Advisor and its Affiliates in any month shall be based upon the aggregate of Other Fees, Break-Up Fees and
Directors’ Fees received by the Investment Advisor or its Affiliates and the aggregate of Broken Deal
Expenses and Fund Expenses borne by the General Partner or its Affiliates. The Reduction Amounts
for each month shall be applied to reduce the Management Fee payable during the next month after such amounts are received (but not to an amount below zero) and to the extent not so applied shall be carried forward for application against future installments of the Management Fee until such
Reduction Amount is fully utilized in reducing the Management Fee. To the extent such excess
Reduction Amount with respect to a Class remains unapplied upon (i) the Fund’s final distribution of assets or (ii) the redemption (or withdrawal) of all of the Units in such Class, the Investment Advisor or an Affiliate thereof shall retain such unapplied amount.
(d)The Management Fee for each of (i) the first calendar month during which
Management Fees are paid by a Class and (ii) the last calendar month of the Fund shall each be prorated for the number of days in such period.
(e)For purposes of calculating the Reduction Amount, any Other Fees, Break-Up
Fees or Directors’ Fees received in a form other than cash shall be deemed earned and paid, and shall be valued in good faith by the General Partner, as of the earliest of (i) the date of the disposition by the Investment Advisor or its Affiliates of such non-cash Other Fees, Break-Up Fees or Directors’
Fees, in which case the value of such non-cash fees shall be equal to the net proceeds received by the
Investment Advisor or its Affiliates in connection with such disposition, (ii) the date of the disposition of the underlying Investment in connection with which such non-cash Other Fees, Break-
Up Fees or Directors’ Fees were received and (iii) the date of dissolution of the Fund.
4.Expense Support. (a) Prior to the Initial Closing Date the Investment Advisor
shall, and thereafter the Investment Advisor may, in its sole discretion, advance all or a portion of the
Fund’s Organizational and Offering Expenses and/or Fund Expenses (the “Expense Support”) through such date as determined by the Investment Advisor; provided that, Organizational and Offering Expenses will not be allocated to, or otherwise borne by the Fund until the Initial Closing Date (or such later date as determined by the Investment Advisor in its sole discretion). The Investment Advisor, in its sole discretion, will determine the portion of the Expense Support that is attributable to the Fund, the Feeder, the Intermediate Entities, the Lower Funds and any Parallel Fund. The Fund will reimburse the
Investment Advisor for all such advanced expenses, subject to the specified expense cap and reimbursement limitations described below. The Investment Advisor, in its sole discretion, may waive its right to reimbursement for any such advanced expenses.
(b)Through and including the first twelve months following the Initial Closing Date, the Investment Advisor hereby agrees to forgo an amount of its monthly Management Fee and/or pay,

absorb or reimburse certain expenses of the Fund, to the extent necessary so that, for any fiscal year, the Fund’s annual Specified Expenses do not exceed 0.60% of the Fund’s net assets (annualized) as of the end of each calendar month. The Fund hereby agrees to repay the amount of any foregone
Management Fee and expenses paid, absorbed or reimbursed by the Investment Advisor during such twelve-month period, when and if requested by the Investment Advisor, but only if and to the extent that such Specified Expenses plus any recoupment do not exceed 0.60% of the Fund’s net assets
(annualized) during the applicable month. The Investment Advisor may recapture a Specified
Expense at any time, including in the same year it is incurred. This arrangement cannot be terminated prior to the first anniversary of the Initial Closing Date without the Board’s consent. Unless this arrangement is extended, after the first anniversary of the Initial Closing Date, the Fund will reimburse the Investment Advisor for any Expense Support that it has incurred on each entity’s behalf as and when incurred, regardless of when such Expense Support was incurred and without regard to the 0.60% cap described above.
5.Exculpation and Indemnification. The parties hereto acknowledge that the
Investment Advisor and its officers, directors, members, partners, employees, agents, stockholders and
Affiliates are beneficiaries of and are subject to the terms and conditions of the exculpation and indemnification provisions of Sections 4.3 and 4.4 of the Partnership Agreement, which provisions are incorporated herein by reference and which shall apply to this Agreement mutatis mutandis.
6.Term. The term of this Agreement shall be the same as the term of the
Partnership Agreement as set forth in Section 9.1 thereof; provided that this Agreement shall terminate upon (a) in the sole discretion of the General Partner, acting on behalf of the Fund, to so terminate this
Agreement upon sixty (60) days’ prior notice to the Investment Advisor or (b) the termination of the
Fund.
7.Miscellaneous.
(a)This Agreement may be amended, modified or supplemented at any time and from time to time by an instrument in writing signed by each party hereto, or their respective successors or assigns (including, without limitation, amendments to conform to successor entities and applicable regulatory requirements), or otherwise as provided herein, and any provision herein may be waived, by the written consent of the General Partner; provided, that any amendment, modification or supplement that, in the General Partner’s discretion, viewed as a whole together with all such amendments, modifications or supplements, would have a material adverse effect on the Shareholders in the aggregate will require the prior approval of the Independent Directors.
(b)Notices which may or are required to be given hereunder by any party to another shall be in writing and deposited in the United States mail, delivered through a nationally recognized overnight delivery service, hand delivered or sent by e-mail in accordance with the instructions therefor appearing in the Partnership Agreement; provided that notices to the Investment Advisor shall be delivered to the address provided therefor in the books and records of the Fund.
(c)This Agreement shall bind any successors or assigns of the parties hereto as herein provided.
(d)This Agreement (or any agreement, document or notice required or permitted by this Agreement, or any amendment to this Agreement) may be presented, delivered executed and/or maintained in as many counterparts as necessary or convenient, all of which shall constitute one and the same instrument. For the avoidance of doubt, any party’s execution and delivery of this
Agreement (or any agreement, document or notice required or permitted by this Agreement, or any amendment to this Agreement) by electronic signature and/or electronic transmission, including via
DocuSign or other similar method, shall constitute the execution and delivery of a counterpart of the executed document by or on behalf of such party and shall bind such party to its terms.
(e)This Agreement is intended to create, and creates, a contractual relationship for services to be rendered by the Investment Advisor acting in the ordinary course of its business as an independent contractor and is not intended to create, and does not create, a partnership, joint venture or any like relationship among the parties hereto (or any other parties). The provisions of this
Agreement shall be construed in accordance with and governed by the laws of the State of New York.
(f)Without the consent of a majority of the Independent Directors (which, for the avoidance of doubt, would include all of the Independent Directors in the event there were two or fewer Independent Directors on the Board), the Investment Advisor shall not assign, sell or otherwise dispose of all or any part of its right, title and interest in and to this Agreement, except to an Affiliate thereof; provided, that nothing in this Agreement shall preclude changes to the composition of the members constituting the Investment Advisor; provided, further, that without the consent of the
Board, the Investment Advisor may (i) be reconstituted or reorganized from a limited liability company form to a partnership form, corporate form or any other form of business entity or vice versa so long as Carlyle or its Affiliates control such reorganized entity, (ii) assign all or any portion of its rights and obligations hereunder to any of its Affiliates and (iii) make a collateral assignment of all or any portion of its rights to receive Management Fees and other amounts payable hereunder to secure indebtedness so long as the secured party shall not have any right to become the Investment Advisor hereunder or exercise or perform any of the Investment Advisor’s responsibilities hereunder (other than to enforce the rights of the Investment Advisor with respect to the payment of the Management
Fee).
(g)No failure on the part of either party to exercise, and no delay on its part in exercising, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this
Agreement are cumulative and not exclusive of any rights or remedies provided by law.
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[Signature page to Carlyle Private Equity Partners Fund, L.P. A&R IAA]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representatives thereunto duly authorized effective as of the day and year first above written.
CARLYLE PRIVATE EQUITY PARTNERS FUND, L.P.
By: CPEP GP, LLC, its general partner
By: _/s/ David Lobe__________
Name: David Lobe
Title:  Vice President
CARLYLE INVESTMENT MANAGEMENT L.L.C.
By: _/s/ Catherine L. Ziobro____
Name: Catherine L. Ziobro
Title:  Managing Director